Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-81504 and 333-44430 of OPNET Technologies, Inc. on Form S-8 of our report dated June 11, 2004, appearing in this Annual Report on Form 10-K of OPNET Technologies, Inc. for the year ended March 31, 2004.

DELOITTE & TOUCHE LLP

McLean, Virginia

June 11, 2004